Exhibit 99.1

California BanCorp Reports Financial Results for the Second Quarter and Six Months Ended June 30, 2023

Oakland, CA – July 27, 2023 – California BanCorp (NASDAQ: CALB), whose subsidiary is California Bank of Commerce, announced today its financial results for the second quarter and six months ended June 30, 2023.

The Company reported net income of $5.4 million for the second quarter of 2023, representing a decrease of $11,000, or 0%, compared to $5.5 million for the first quarter of 2023 and an increase of $1.2 million, or 28%, compared to $4.2 million in the second quarter of 2022. For the six months ended June 30, 2023, net income was $10.9 million representing an increase of $3.0 million, or 38%, compared to $7.9 million for the same period in 2022.

Diluted earnings per share of $0.65 for the second quarter of 2023 compared to $0.64 for the first quarter of 2023 and $0.51 for the second quarter of 2022. For the six months ended June 30, 2023, diluted earnings per share of $1.29 compared to $0.94 for the same period in 2022.

“We executed well in the second quarter and continued to generate strong financial performance with our return on average assets remaining above 1% while maintaining a prudent approach to risk management with a high level of capital, liquidity and reserves,” said Steven Shelton, Chief Executive Officer of California BanCorp. “We continued to see good stability in our deposit base and noninterest-bearing deposits remained above 40% of our total deposits, which reflects the strength of our relationship-oriented approach and the loyalty of the client base we have built. Due to the stability in our deposit base, we were able to repay the borrowings we added towards the end of the first quarter, which helped limit the amount of compression that we had in our net interest margin and support profitability. We also maintained disciplined expense control, which enabled us to continue realizing more operating leverage and improve our efficiency ratio.”

“Given our conservative approach in the current environment, we expect our balance sheet to be relatively flat over the remainder of the year. However, given the strength of the franchise we have built and the reputation we have developed for providing a superior level of service and expertise, we continue to believe that we have good opportunities to continue adding deposit relationships with high quality commercial clients. While we will continue to maintain disciplined expense control, our strong financial performance enables us to continue to make investments in our technology platform, including our treasury management solutions, that will further enhance our level of client service and improve our ability to add new client relationships. We believe these investments will help us to continue growing our client base, add more scale and improve our efficiencies, and further increase the value of our franchise,” said Mr. Shelton.

Financial Highlights:

Profitability – three months ended June 30, 2023 compared to March 31, 2023

•	Net income of $5.4 million and $0.65 per diluted share, compared to $5.5 million and $0.64 per diluted share, respectively.

•	Revenue of $19.8 million decreased $83,000, or 0%, compared to $19.9 million for the first quarter of 2023.

•	Net interest income of $18.6 million decreased $111,000, or 1%, compared to $18.8 million for the first quarter of 2023.

•	Provision for credit losses of $444,000 increased $86,000, or 24%, from $358,000 for the first quarter of 2023.

•	Non-interest income of $1.1 million remained consistent with the first quarter of 2023.

•	Non-interest expense, excluding capitalized loan origination costs, of $12.3 million decreased $197,000, or 2%, compared to $12.5 million for the first quarter of 2023.

Profitability – six months ended June 30, 2023 compared to June 30, 2022

•	Net income of $10.9 million and $1.29 per diluted share, compared to $7.9 million and $0.94 per diluted share, respectively.

•	Revenue of $39.6 million increased $4.9 million, or 14%, compared to $34.7 million in the prior year.

•	Net interest income of $37.4 million increased $6.7 million, or 22%, compared to $30.7 million for the same period in the prior year.

•	Provision for credit losses of $802,000 decreased $1.1 million, or 57%, from $1.9 million for the six months ended June 30, 2022.

•	Non-interest income of $2.2 million decreased $1.7 million, or 43%, from $3.9 million for the same period in the prior year.

•	Non-interest expense, excluding capitalized loan origination costs, of $24.8 million increased $1.0 million, or 4%, compared to $23.8 million for the six months ended June 30, 2022.

Financial Position – June 30, 2023 compared to March 31, 2023

•	Total assets decreased by $45.1 million, or 2%, to $2.01 billion; average total assets increased by $9.6 million to $1.98 billion.

•	Total gross loans decreased by $33.6 million, or 2%, to $1.58 billion.

•	Total deposits increased by $20.7 million, or 1%, to $1.74 billion.

•	Excluding junior subordinated debt securities, the Company had no other borrowings outstanding compared to $75.0 million at March 31, 2023.

•	Capital ratios remain healthy with a tier I leverage ratio of 9.01%, tier I capital ratio of 9.07% and total risk-based capital ratio of 12.73%.

•	Tangible book value per share of $21.09 increased by $0.61, or 3%.

Net Interest Income and Margin:

Net interest income for the quarter ended June 30, 2023 was $18.6 million, a decrease of $111,000 or 1%, from $18.8 million for the three months ended March 31, 2023, and an increase of $2.4 million, or 15%, from $16.2 million for the quarter ended June 30, 2022. The decrease in net interest income from the first quarter of 2023 was a result of lower net interest margin. The increase in net interest income compared to the second quarter of 2022 was primarily attributable to the growth of the loan portfolio and an increase in net interest margin.

Net interest income for the six months ended June 30, 2023 was $37.4 million, an increase of $6.7 million, or 22% over $30.7 million for the six months ended June 30, 2022. The increase in net interest income was primarily attributable to an increase in interest income as the result of a more favorable mix of earning assets combined with higher yields on those assets.

The Company’s net interest margin for the second quarter of 2023 was 3.93%, compared to 4.02% for the first quarter of 2023 and 3.65% for the same period in 2022. The decrease in margin compared to the prior quarter was primarily due to an increase in the cost of deposits and other borrowings. The increase in margin from the same period last year was primarily the result of a more favorable mix of earning assets combined with higher yields, partially offset by an increase in cost of deposits.

The Company’s net interest margin for the six months ended June 30, 2023 was 3.98% compared to 3.42% for the same period in 2022. The increase in margin compared to prior year was primarily due to loan growth and increased yields on earnings assets, partially offset by an increase in the cost of deposits and other borrowings.

Non-Interest Income:

The Company’s non-interest income for the quarters ended June 30, 2023, March 31, 2023, and June 30, 2022 was $1.1 million, $1.1 million and $1.4 million, respectively. The decrease in non-interest income from the second quarter of 2022 was primarily due to a decrease in service charges and other fee income.

For the six months ended June 30, 2023, non-interest income of $2.2 million compared to $3.9 million for the same period of 2022. The decrease in non-interest income from prior year was the result of a decrease in service charges and loan related fees and a gain recognized in the first quarter of 2022 on the sale of a portion of our solar loan portfolio.

Net interest income and non-interest income comprised total revenue of $19.8 million, $19.9 million, and $17.6 million for the quarters ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively. Total revenue for the six months ended June 30, 2023 and 2022 was $39.6 million and $34.7 million, respectively.

Non-Interest Expense:

The Company’s non-interest expense for the quarters ended June 30, 2023, March 31, 2023, and June 30, 2022 was $11.6 million, $11.8 million, and $10.8 million, respectively. The increase in non-interest expense from the second quarter of 2022 was primarily due to an increase in salaries and benefits related to investments to support the continued growth of the business, partially offset by a reduction in capitalized loan origination costs. Excluding capitalized loan origination costs, non-interest expense for the second quarter of 2023, the first quarter of 2023 and the second quarter of 2022 was $12.3 million, $12.5 million, and $11.9 million, respectively.

Non-interest expense of $23.4 million for the six months ended June 30, 2023 increased by $1.7 million, or 8%, compared to $21.7 million for the same period of 2022. Excluding capitalized loan origination costs, non-interest expense was $24.8 million for the six months ended June 30, 2023 and $23.8 million for the same period in 2022 which reflects investment in infrastructure to support the continued growth of the Company.

The Company’s efficiency ratio, the ratio of non-interest expense to revenues, was 58.66%, 59.62%, and 61.41% for the quarters ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively. For the six months ended June 30, 2023 and 2022, the Company’s efficiency ratio was 59.14% and 62.68%, respectively.

Balance Sheet:

Total assets of $2.01 billion as of June 30, 2023, represented a decrease of $45.1 million, or 2%, compared to $2.05 billion at March 31, 2023 and an increase of $120.3 million, or 6%, compared to $1.89 billion at June 30, 2022. The decrease in total assets from the prior quarter was primarily the result of a modest reduction in line utilization in our commercial loan portfolio. Compared to the same period in the prior year, total assets increased primarily due to strong loan growth in the commercial and real estate portfolios.

Total gross loans decreased by $33.6 million, or 2%, to $1.58 billion at June 30, 2023, from $1.62 billion at March 31, 2023 and increased by $83.3 million, or 6%, compared to $1.50 billion at June 30, 2022. During the second quarter of 2023, the reduction in gross loans was primarily the result of commercial loans decreasing by $34.2 million, or 5%. Compared to the same period in the prior year, commercial loans increased by $32.7 million, or 6%, and real estate other loans increased by $61.8 million, or 8%, primarily due to organic growth. These increases were partially offset by a decrease in SBA loans of $8.4 million, or 63%, primarily due to PPP loan forgiveness.

Total deposits increased by $20.7 million, or 1%, to $1.74 billion at June 30, 2023 from $1.72 billion at March 31, 2023, and increased by $186.2 million, or 12%, from $1.55 billion at June 30, 2022. The increase in total deposits from the end of the first quarter of 2023 was primarily due to an increase in money market and savings deposits of $16.8 million. Compared to the same period last year, the increase in total deposits was primarily concentrated in time deposits as a result of higher balances of short-term brokered certificates of deposits which were added to temporarily increase liquidity. Non-interest bearing deposits, primarily commercial business operating accounts, represented 42.7% of total deposits at June 30, 2023, compared to 43.1% at March 31, 2023 and 46.1% at June 30, 2022.

As of June 30, 2023, the Company had no outstanding borrowings, excluding junior subordinated debt securities, compared to $75.0 million at March 31, 2023 and $100.0 million at June 30, 2022. The decrease in borrowings during the second quarter of 2023 compared to the prior periods was primarily due to increased liquidity generated from the deposit portfolio.

Asset Quality:

The provision for credit losses on loans decreased to $340,000 for the second quarter of 2023 compared to $464,000 for the first quarter of 2023, and $925,000 for the second quarter of 2022. The Company did not have any loan charge-offs or recoveries during the second quarter of 2023, a loan charge-off of $247,000, or 0.02% of gross loans, and no recoveries during the first quarter of 2023, and no loan charge-offs or recoveries during the second quarter of 2022.

Non-performing assets (“NPAs”) to total assets of 0.01% at June 30, 2023 and March 31, 2023 compared to 0.03% at June 30, 2022, with non-performing loans of $181,000, $222,000 and $549,000, respectively, on those dates.

The allowance for credit losses on loans increased by $340,000 to $15.7 million, or 0.99% of total loans, at June 30, 2023, compared to $15.4 million, or 0.95% of total loans, at March 31, 2023 and $16.0 million, or 1.06% of total loans, at June 30, 2022. On January 1, 2023, the Company adopted the new current expected credit losses (CECL) standard. The Company’s allowance for credit losses on loans was 0.95% upon adoption on January 1, 2023 compared to 1.07% at December 31, 2022.

The allowance for credit losses on unfunded loan commitments increased by $156,000 to $1.9 million, or 0.31% of total unfunded loan commitments, at June 30, 2023, compared to $1.7 million, or 0.29% of total unfunded loan commitments, at March 31, 2023 and $430,000, or 0.7% of total unfunded loan commitments at June 30, 2022. The Company’s allowance for credit losses on unfunded loan commitments was 0.28% upon the adoption of CECL on January 1, 2023 compared to 0.07% at December 31, 2022.

Capital Adequacy:

At June 30, 2023, shareholders’ equity totaled $184.2 million compared to $178.6 million at March 31, 2023 and $158.7 million one year ago. As a result, the Company’s total risk-based capital ratio, tier I capital ratio and tier I leverage ratio of 12.73%, 9.07%, and 9.01%, respectively, were all above the regulatory standards for “well-capitalized” institutions of 10.00%, 8.00% and 5.00% respectively.

“Our strong financial performance and prudent balance sheet management resulted in an increase in all of our capital ratios and a 3% increase in our tangible book value per share during the second quarter,” said Thomas A. Sa, President, Chief Financial Officer and Chief Operating Officer of California BanCorp. “We also continue to have exceptional asset quality with non-performing assets remaining at just 0.01% of total assets. Further, our exposure to investor office commercial real estate, excluding medical offices, sits at just 4.0% of total loans, with no exposure in downtown San Francisco. With our high level of capital and liquidity, stable deposit base, strong asset quality, and well managed interest rate sensitivity, we believe we are well positioned to effectively manage through the current challenging environment and create long-term value for our shareholders.”

About California BanCorp:

California BanCorp, the parent company for California Bank of Commerce, offers a broad range of commercial banking services to closely held businesses and professionals located throughout Northern California. The Company’s common stock trades on the Nasdaq Global Select marketplace under the symbol CALB. For more information on California BanCorp, please visit our webite at www.californiabankofcommerce.com.

Contacts:

Steven E. Shelton, (510) 457-3751

Chief Executive Officer

seshelton@bankcbc.com

Thomas A. Sa, (510) 457-3775

President, Chief Financial Officer and Chief Operating Officer

tsa@bankcbc.com

Use of Non-GAAP Financial Information:

This press release contains both financial measures based on GAAP and non-GAAP. Non-GAAP financial measures are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Information:

Statements in this news release regarding expectations and beliefs about future financial performance and financial condition, as well as trends in the Company’s business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that the Company makes about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond the Company’s control. As a result of those risks and uncertainties, the Company’s actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause the Company to make changes to future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the Company will not be able to continue its internal growth rate; the risk that the United States economy will experience slowed growth or recession or will be adversely affected by domestic or international economic conditions and risks associated with the Federal Reserve Board taking actions with respect to interest rates, any of which could adversely affect, among other things, the values of real estate collateral supporting many of the Company’s loans, interest income and interest rate margins and, therefore, the Company’s future operating results; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships. Readers of this news release are encouraged to review the additional information regarding these and other risks and uncertainties to which our business is subject that are contained in our Annual Report on Form 10-K for the year ended December 31, 2022 which is on file with the Securities and Exchange Commission (the “SEC”). Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which we expect to file with the SEC during the third quarter of 2023, and readers of this release are urged to review the additional information that will be contained in that report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. The Company disclaims any obligation to update forward-looking statements contained in this news release, whether as a result of new information, future events or otherwise, except as may be required by law.

FINANCIAL TABLES FOLLOW

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED FINANCIAL INFORMATION (UNAUDITED) – PROFITABILITY

(Dollars in Thousands, Except Per Share Data)

			Change			Change
QUARTERLY HIGHLIGHTS:	Q2 2023	Q1 2023	$	%	Q2 2022	$	%
Interest income	$27,172	$25,539	$1,633	6%	$17,706	$9,466	53%
Interest expense	8,526	6,782	1,744	26%	1,483	7,043	475%

Net interest income	18,646	18,757	(111)	-1%	16,223	2,423	15%

Provision for credit losses	444	358	86	24%	925	(481)	-52%

Net interest income after provision for credit losses	18,202	18,399	(197)	-1%	15,298	2,904	19%

Non-interest income	1,135	1,107	28	3%	1,394	(259)	-19%
Non-interest expense	11,603	11,843	(240)	-2%	10,819	784	7%

Income before income taxes	7,734	7,663	71	1%	5,873	1,861	32%

Income tax expense	2,294	2,212	82	4%	1,629	665	41%

Net income	$5,440	$5,451	$(11)	0%	$4,244	$1,196	28%

Diluted earnings per share	$0.65	$0.64	$0.01	2%	$0.51	$0.14	27%

Net interest margin	3.93%	4.02%	-9 Basis Points		3.65%	+28 Basis Points

Efficiency ratio	58.66%	59.62%	-96 Basis Points		61.41%	-275 Basis Points

			Change
YEAR-TO-DATE HIGHLIGHTS:	Q2 2023	Q2 2022	$	%
Interest income	$52,711	$33,630	$19,081	57%
Interest expense	15,308	2,881	12,427	431%

Net interest income	37,403	30,749	6,654	22%

Provision for loan losses	802	1,875	(1,073)	-57%

Net interest income after provision for loan losses	36,601	28,874	7,727	27%

Non-interest income	2,242	3,928	(1,686)	-43%
Non-interest expense	23,446	21,735	1,711	8%

Income before income taxes	15,397	11,067	4,330	39%

Income tax expense	4,506	3,150	1,356	43%

Net income	$10,891	$7,917	$2,974	38%

Diluted earnings per share	$1.29	$0.94	$0.35	37%

Net interest margin	3.98%	3.42%	+56 Basis Points

Efficiency ratio	59.14%	62.68%	-354 Basis Points

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED FINANCIAL INFORMATION (UNAUDITED) – FINANCIAL POSITION

(Dollars in Thousands, Except Per Share Data)

			Change			Change
PERIOD-END HIGHLIGHTS:	Q2 2023	Q1 2023	$	%	Q2 2022	$	%
Total assets	$2,005,646	$2,050,774	$(45,128)	-2%	$1,885,352	$120,294	6%
Gross loans	1,583,631	1,617,263	(33,632)	-2%	1,500,379	83,252	6%
Deposits	1,738,296	1,717,610	20,686	1%	1,552,139	186,157	12%
Tangible equity	176,783	171,099	5,684	3%	151,251	25,532	17%

Tangible book value per share	$21.09	$20.48	$0.61	3%	$18.19	$2.90	16%

Tangible equity / total assets	8.81%	8.34%	+47 Basis Points		8.02%	+79 Basis Points
Gross loans / total deposits	91.10%	94.16%	-306 Basis Points		96.67%	-557 Basis Points
Noninterest-bearing deposits / total deposits	42.69%	43.12%	-43 Basis Points		46.09%	-340 Basis Points

QUARTERLY AVERAGE HIGHLIGHTS:			Change			Change
	Q2 2023	Q1 2023	$	%	Q2 2022	$	%
Total assets	$1,983,877	$1,974,285	$9,592	0%	$1,864,196	$119,681	6%
Total earning assets	1,900,918	1,893,940	6,978	0%	1,783,017	117,901	7%
Gross loans	1,577,529	1,582,332	(4,803)	0%	1,464,922	112,607	8%
Deposits	1,684,008	1,699,930	(15,922)	-1%	1,567,412	116,596	7%
Tangible equity	175,783	169,454	6,329	4%	150,176	25,607	17%

Tangible equity / total assets	8.86%	8.58%	+28 Basis Points		8.06%	+80 Basis Points
Gross loans / total deposits	93.68%	93.08%	+60 Basis Points		93.46%	+50 Basis Points
Noninterest-bearing deposits / total deposits	42.65%	42.88%	-23 Basis Points		46.86%	-421 Basis Points

YEAR-TO-DATE AVERAGE HIGHLIGHTS:			Change
	Q2 2023	Q2 2022	$	%
Total assets	$1,979,107	$1,896,191	$82,916	4%
Total earning assets	1,897,448	1,814,448	83,000	5%
Gross loans	1,579,917	1,418,315	161,602	11%
Deposits	1,691,925	1,609,478	82,447	5%
Tangible equity	172,636	148,115	24,521	17%

Tangible equity / total assets	8.72%	7.81%	+91 Basis Points
Gross loans / total deposits	93.38%	88.12%	+526 Basis Points
Noninterest-bearing deposits / total deposits	42.76%	45.85%	-309 Basis Points

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED INTERIM FINANCIAL INFORMATION (UNAUDITED) – ASSET QUALITY

(Dollars in Thousands)

ALLOWANCE FOR CREDIT LOSSES (LOANS):	06/30/23	03/31/23	12/31/22	09/30/22	06/30/22
Balance, beginning of period	$15,382	$17,005	$16,555	$15,957	$15,032
CECL adjustment	—	(1,840)	—	—	—
Provision for credit losses, quarterly	340	464	1,100	800	925
Charge-offs, quarterly	—	(247)	(650)	(202)	—
Recoveries, quarterly	—	—	—	—	—

Balance, end of period	$15,722	$15,382	$17,005	$16,555	$15,957

NONPERFORMING ASSETS:	06/30/23	03/31/23	12/31/22	09/30/22	06/30/22
Loans accounted for on a non-accrual basis	$181	$222	$1,250	$182	$549
Loans with principal or interest contractually past due 90 days or more and still accruing interest	—	—	—	161	—

Nonperforming loans	$181	$222	$1,250	$343	$549
Other real estate owned	—	—	—	—	—

Nonperforming assets	$181	$222	$1,250	$343	$549

Loans restructured and in compliance with modified terms	—	—	—	—	—

Nonperforming assets and restructured loans	$181	$222	$1,250	$343	$549

Nonperforming loans by asset type:
Commercial	$—	$—	$1,028	$161	$—
Real estate other	—	—	—	—	—
Real estate construction and land	—	—	—	—	—
SBA	181	222	222	182	549
Other	—	—	—	—	—

Nonperforming loans	$181	$222	$1,250	$343	$549

ASSET QUALITY:	06/30/23	03/31/23	12/31/22	09/30/22	06/30/22
Allowance for credit losses (loans) / gross loans	0.99%	0.95%	1.07%	1.04%	1.06%
Allowance for credit losses (loans) / nonperforming loans	8686.19%	6928.83%	1360.40%	4826.53%	2906.56%
Nonperforming assets / total assets	0.01%	0.01%	0.06%	0.02%	0.03%
Nonperforming loans / gross loans	0.01%	0.01%	0.08%	0.02%	0.04%
Net quarterly charge-offs / gross loans	0.00%	0.02%	0.04%	0.01%	0.00%

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	Three months ended			Six months ended
	06/30/23	03/31/23	06/30/22	06/30/23	06/30/22
INTEREST INCOME
Loans	$23,476	$22,472	$16,298	$45,948	$31,184
Federal funds sold	2,238	1,760	280	3,998	416
Investment securities	1,458	1,307	1,128	2,765	2,030

Total interest income	27,172	25,539	17,706	52,711	33,630

INTEREST EXPENSE
Deposits	7,493	6,022	796	13,515	1,602
Other	1,033	760	687	1,793	1,279

Total interest expense	8,526	6,782	1,483	15,308	2,881

Net interest income	18,646	18,757	16,223	37,403	30,749
Provision for credit losses	444	358	925	802	1,875

Net interest income after provision for credit losses	18,202	18,399	15,298	36,601	28,874

NON-INTEREST INCOME
Service charges and other fees	867	863	1,134	1,730	2,023
Gain on sale of loans	—	—	—	—	1,393
Other non-interest income	268	244	260	512	512

Total non-interest income	1,135	1,107	1,394	2,242	3,928

NON-INTEREST EXPENSE
Salaries and benefits	7,831	7,876	7,146	15,707	14,239
Premises and equipment	1,168	1,180	1,267	2,348	2,569
Other	2,604	2,787	2,406	5,391	4,927

Total non-interest expense	11,603	11,843	10,819	23,446	21,735

Income before income taxes	7,734	7,663	5,873	15,397	11,067
Income taxes	2,294	2,212	1,629	4,506	3,150

NET INCOME	$5,440	$5,451	$4,244	$10,891	$7,917

EARNINGS PER SHARE
Basic earnings per share	$0.65	$0.65	$0.51	$1.30	$0.96

Diluted earnings per share	$0.65	$0.64	$0.51	$1.29	$0.94

Average common shares outstanding	8,369,907	8,339,080	8,295,014	8,354,564	8,285,950

Average common and equivalent shares outstanding	8,414,213	8,492,067	8,395,701	8,442,607	8,393,776

PERFORMANCE MEASURES
Return on average assets	1.10%	1.12%	0.91%	1.11%	0.84%
Return on average equity	11.91%	12.50%	10.80%	12.19%	10.26%
Return on average tangible equity	12.41%	13.05%	11.34%	12.72%	10.78%
Efficiency ratio	58.66%	59.62%	61.41%	59.14%	62.68%

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in Thousands)

	06/30/23	03/31/23	12/31/22	09/30/22	06/30/22
ASSETS
Cash and due from banks	$19,763	$15,121	$16,686	$24,709	$20,378
Federal funds sold	187,904	198,804	215,696	216,345	138,057
Investment securities	151,129	153,769	155,878	157,531	165,309
Loans:
Commercial	622,270	656,519	634,535	643,131	589,562
Real estate other	856,344	853,431	848,241	824,867	794,504
Real estate construction and land	60,595	63,928	63,730	71,523	63,189
SBA	4,936	5,610	7,220	8,565	13,310
Other	39,486	37,775	39,695	39,815	39,814

Loans, gross	1,583,631	1,617,263	1,593,421	1,587,901	1,500,379
Unamortized net deferred loan costs (fees)	1,637	1,765	2,040	1,902	2,570
Allowance for credit losses	(15,722)	(15,382)	(17,005)	(16,555)	(15,957)

Loans, net	1,569,546	1,603,646	1,578,456	1,573,248	1,486,992
Premises and equipment, net	2,625	2,848	3,072	3,382	3,736
Bank owned life insurance	25,519	25,334	25,127	24,955	24,788
Goodwill and core deposit intangible	7,452	7,462	7,472	7,483	7,493
Accrued interest receivable and other assets	41,708	43,790	39,828	40,848	38,599

Total assets	$2,005,646	$2,050,774	$2,042,215	$2,048,501	$1,885,352

LIABILITIES
Deposits:
Demand noninterest-bearing	$742,160	$740,650	$811,671	$758,716	$715,432
Demand interest-bearing	29,324	30,798	37,815	35,183	45,511
Money market and savings	633,620	616,864	671,016	597,244	626,156
Time	333,192	329,298	271,238	317,935	165,040

Total deposits	1,738,296	1,717,610	1,791,740	1,709,078	1,552,139

Junior subordinated debt securities	54,221	54,186	54,152	54,117	54,097
Other borrowings	—	75,000	—	100,000	100,000
Accrued interest payable and other liabilities	28,894	25,417	24,069	21,248	20,372

Total liabilities	1,821,411	1,872,213	1,869,961	1,884,443	1,726,608

SHAREHOLDERS’ EQUITY
Common stock	112,167	111,609	111,257	110,786	110,289
Retained earnings	73,423	68,082	62,297	54,628	49,106
Accumulated other comprehensive loss	(1,355)	(1,130)	(1,300)	(1,356)	(651)

Total shareholders’ equity	184,235	178,561	172,254	164,058	158,744

Total liabilities and shareholders’ equity	$2,005,646	$2,050,774	$2,042,215	$2,048,501	$1,885,352

CAPITAL ADEQUACY
Tier I leverage ratio	9.01%	8.76%	7.98%	8.21%	8.27%
Tier I risk-based capital ratio	9.07%	8.54%	8.23%	7.98%	8.09%
Total risk-based capital ratio	12.73%	12.08%	11.77%	11.57%	11.84%
Total equity/ total assets	9.19%	8.71%	8.43%	8.01%	8.42%
Book value per share	$21.98	$21.37	$20.67	$19.70	$19.09
Common shares outstanding	8,383,772	8,355,378	8,332,479	8,327,781	8,317,161

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended June 30,			Three months ended March 31,
	2023			2023
	Average Balance	Yields or Rates	Interest Income/ Expense	Average Balance	Yields or Rates	Interest Income/ Expense
ASSETS
Interest earning assets:
Loans (1)	$1,577,529	5.97%	$23,476	$1,582,332	5.76%	$22,472
Federal funds sold	170,608	5.26%	2,238	156,941	4.55%	1,760
Investment securities	152,781	3.83%	1,458	154,667	3.43%	1,307

Total interest earning assets	1,900,918	5.73%	27,172	1,893,940	5.47%	25,539

Noninterest-earning assets:
Cash and due from banks	19,207			18,098
All other assets (2)	63,752			62,247

TOTAL	$1,983,877			$1,974,285

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$30,346	0.16%	12	$34,032	0.08%	$7
Money market and savings	609,200	2.50%	3,793	626,666	2.01%	3,104
Time	326,291	4.53%	3,688	310,246	3.81%	2,911
Other	90,188	4.59%	1,033	71,108	4.33%	760

Total interest-bearing liabilities	1,056,025	3.24%	8,526	1,042,052	2.64%	6,782

Noninterest-bearing liabilities:
Demand deposits	718,171			728,986
Accrued expenses and other liabilities	26,441			26,326
Shareholders’ equity	183,240			176,921

TOTAL	$1,983,877			$1,974,285

Net interest income and margin (3)		3.93%	$18,646		4.02%	$18,757

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan costs of $175,000 and $226,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for credit losses of $15.4 million and $17.0 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended June 30,
	2023			2022
	Average Balance	Yields or Rates	Interest Income/ Expense	Average Balance	Yields or Rates	Interest Income/ Expense
ASSETS
Interest earning assets:
Loans (1)	$1,577,529	5.97%	$23,476	$1,464,922	4.46%	$16,298
Federal funds sold	170,608	5.26%	2,238	145,329	0.77%	280
Investment securities	152,781	3.83%	1,458	172,766	2.62%	1,128

Total interest earning assets	1,900,918	5.73%	27,172	1,783,017	3.98%	17,706

Noninterest-earning assets:
Cash and due from banks	19,207			19,735
All other assets (2)	63,752			61,444

TOTAL	$1,983,877			$1,864,196

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$30,346	0.16%	12	$42,380	0.08%	$8
Money market and savings	609,200	2.50%	3,793	636,692	0.37%	582
Time	326,291	4.53%	3,688	153,859	0.54%	206
Other	90,188	4.59%	1,033	119,970	2.30%	687

Total interest-bearing liabilities	1,056,025	3.24%	8,526	952,901	0.62%	1,483

Noninterest-bearing liabilities:
Demand deposits	718,171			734,481
Accrued expenses and other liabilities	26,441			19,139
Shareholders’ equity	183,240			157,675

TOTAL	$1,983,877			$1,864,196

Net interest income and margin (3)		3.93%	$18,646		3.65%	$16,223

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan (costs) fees of $(175,000) and $83,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for credit losses of $15.4 million and $15.0 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Six months ended June 30,
	2023			2022
	Average Balance	Yields or Rates	Interest Income/ Expense	Average Balance	Yields or Rates	Interest Income/ Expense
ASSETS
Interest earning assets:
Loans (1)	$1,579,917	5.86%	$45,948	$1,418,314	4.43%	$31,184
Federal funds sold	163,812	4.92%	3,998	244,809	0.34%	416
Investment securities	153,719	3.63%	2,765	151,324	2.71%	2,030

Total interest earning assets	1,897,448	5.60%	52,711	1,814,447	3.74%	33,630

Noninterest-earning assets:
Cash and due from banks	18,656			19,244
All other assets (2)	63,003			62,500

TOTAL	$1,979,107			$1,896,191

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$32,179	0.12%	19	$40,300	0.09%	17
Money market and savings	617,885	2.25%	6,897	679,662	0.37%	1,247
Time	318,313	4.18%	6,599	151,588	0.45%	338
Other	80,701	4.48%	1,793	110,370	2.34%	1,279

Total interest-bearing liabilities	1,049,078	2.94%	15,308	981,920	0.59%	2,881

Noninterest-bearing liabilities:
Demand deposits	723,548			737,928
Accrued expenses and other liabilities	26,383			20,724
Shareholders’ equity	180,098			155,619

TOTAL	$1,979,107			$1,896,191

Net interest income and margin (3)		3.98%	$37,403		3.42%	$30,749

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan (costs) fees of $(401,000) and $402,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for loan losses of $16.2 million and $14.6 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED NON GAAP DATA (UNAUDITED)

(Dollars in Thousands)

REVENUE:	Three months ended			Six months ended
	06/30/23	03/31/23	06/30/22	06/30/23	06/30/22
Net interest income	$18,646	$18,757	$16,223	$37,403	$30,749
Non-interest income	1,135	1,107	1,394	2,242	3,928

Total revenue	$19,781	$19,864	$17,617	$39,645	$34,677

NON-INTEREST EXPENSE:	Three months ended			Six months ended
	06/30/23	03/31/23	06/30/22	06/30/23	06/30/22
Total non-interest expense	$11,603	$11,843	$10,819	$23,446	$21,735
Total capitalized loan origination costs	694	651	1,073	1,345	2,057

Total operating expenses, before capitalization of loan origination costs	$12,297	$12,494	$11,892	$24,791	$23,792